                                                                      Exhibit 11

                                 ONCORMED, INC.
                               EARNINGS PER SHARE
                     CALCULATION OF SHARES USED IN COMPUTING
                               NET LOSS PER SHARE




                                                                          Period From
                                                                           Inception
                                                 Three Months Ended     (July 12, 1993)
                                                     March 31,              Through
                                                 1998         1997       March 31, 1998
                                                 ----         ----       --------------
Common Stock                                   7,881,519    7,320,698       5,897,303
                                               ---------    ---------       ---------

Shares used in computing net loss per share    7,881,519    7,320,698       5,897,303
                                               =========    =========       =========